Exhibit 99.1

Ladder Capital Corp Reports Third Quarter 2017 Results

Financial Highlights

GAAP disclosures for the third quarter:

  GAAP Income before Taxes of $30.1 million and Diluted EPS of $0.28
  After-Tax GAAP Return on Average Equity of 8.5%
  GAAP Book Value per Share of $13.07 at September 30, 2017

Core (non-GAAP) disclosures for the third quarter:

  Core Earnings of $35.6 million and Core EPS of $0.35
  After-Tax Core Return on Average Equity of 10.5%
  Undepreciated Book Value per Share of $14.39 at September 30, 2017

Operating and financing statistics for the third quarter:

  Declared a third quarter dividend of $0.30/share of Class A common stock paid on October 2, 2017
  Originated a total of $630.1 million of commercial mortgage loans, including $306.6 million of mortgage loans held for investment and $323.5 million of mortgage loans held for sale, and made $48.6 million of net leased and other equity investments
  Issued $400.0 million in aggregate principal amount of 5.250% senior unsecured notes due October 1, 2025
  Upgraded by S&P to a BB corporate family rating and Moody's moved to Positive Outlook from Stable

NEW YORK--(BUSINESS WIRE)--November 2, 2017--Ladder Capital Corp (NYSE:LADR) (“we,” “Ladder,” or the “Company”) today announced operating results for the quarter ended September 30, 2017. GAAP income before taxes for the three months ended September 30, 2017 was $30.1 million compared to $58.3 million for the three months ended September 30, 2016. The results for the third quarter of 2017 reflect lower gains on loan securitizations as well as the favorable impact of rising interest rates on interest rate hedges during the third quarter of the prior year. GAAP income before taxes for the nine months ended September 30, 2017 was $60.3 million compared to $47.6 million for the nine months ended September 30, 2016. The year to date 2017 results reflect higher operating lease income and gains on sales of securities than in the prior year as well as a more favorable change in interest rate derivatives, offset by lower gains on sales of loans and real estate thus far in 2017. The Diluted EPS for the three and nine months ended September 30, 2017 was $0.28 and $0.59, respectively, compared to $0.44 and $0.40 for the three and nine months ended September 30, 2016, respectively. After-tax GAAP return on average equity was 8.5% in the third quarter of 2017.

Core Earnings, a non-GAAP financial measure, was $35.6 million for the third quarter of 2017, compared to $44.5 million earned in the third quarter of 2016. For the nine months ended September 30, 2017, Core Earnings was $118.4 million compared to $113.6 million for the comparable period in 2016. While the results of the nine months ended September 30, 2017 surpassed the comparable period in the prior year, the quarterly results reflect lower volumes on sales of loans. We believe Core Earnings, which adjusts GAAP income before taxes for certain non-cash expenses, unrecognized derivative results, and the economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred, is useful in evaluating our earnings from operations across reporting periods. Core EPS, a non-GAAP financial measure, was $0.35 for the third quarter of 2017 and $1.08 for the nine months ended September 30, 2017, compared to $0.40 and $1.10 for the three and nine months ended September 30, 2016, respectively.

Portfolio Overview

The following table summarizes the book value of our investment portfolio as of the dates indicated below ($ in thousands):

	September 30, 2017		December 31, 2016
Loans
Balance sheet loans:
Balance sheet first mortgage loans	$2,688,845	41.9%	$1,832,626	32.9%
Other commercial real estate-related loans	158,095	2.6%	167,469	3.0%
Mortgage loans transferred but not considered sold	598,525	9.3%	—	—%
Provision for loan losses	(4,000)	(0.1)%	(4,000)	(0.1)%
Total balance sheet loans	3,441,465	53.7%	1,996,095	35.8%
Conduit first mortgage loans	522,961	8.2%	357,882	6.4%
Total loans	3,964,426	61.9%	2,353,977	42.2%
Securities
CMBS investments	1,054,512	16.4%	2,043,566	36.6%
U.S. Agency Securities investments	43,959	0.7%	57,381	1.1%
Total securities	1,098,471	17.1%	2,100,947	37.7%
Real Estate
Real estate and related lease intangibles, net	1,041,901	16.2%	822,338	14.7%
Total real estate	1,041,901	16.2%	822,338	14.7%
Other Investments
Investments in unconsolidated joint ventures	35,007	0.6%	34,025	0.6%
FHLB stock	77,915	1.2%	77,915	1.4%
Total other investments	112,922	1.8%	111,940	2.0%
Total investments	6,217,720	97.0%	5,389,202	96.6%
Cash, cash equivalents and restricted cash	97,377	1.5%	64,017	1.1%
Other assets	96,943	1.5%	125,118	2.3%
Total assets	$6,412,040	100.0%	$5,578,337	100.0%

Note: CMBS investments and U.S. Agency Securities are carried at fair value.

Liquidity and Capital Resources

On September 25, 2017, we issued $400.0 million in aggregate principal amount of 5.250% senior unsecured notes due October 1, 2025. On September 29, 2017, we executed an amendment to our committed securities repurchase facility to extend the maximum term of the facility to September 30, 2019. Effective September 30, 2017, we executed an amendment to one of our committed loan repurchase facilities to extend the maximum term of the facility to October 1, 2022, inclusive of two 12-month extension options, and to extend the final date to obtain new advances under the facility from October 30, 2018 to October 1, 2020. During the quarter, we also amended our syndicated revolving credit facility to add an additional bank to our syndicate and increase the maximum funding capacity to $215.5 million. On October 27, 2017, the maximum funding capacity was again increased to $241.4 million.

The following table summarizes our debt obligations as of the following dates ($ in thousands):

	September 30, 2017	December 31, 2016

Committed loan repurchase facilities	$696,394	$567,163
Committed securities repurchase facility	116,626	228,317
Uncommitted securities repurchase facilities	100,117	311,705
Total repurchase facilities	913,137	1,107,185
Revolving credit facility	76,000	25,000
Mortgage loan financing	587,490	590,106
Participation financing - mortgage loan receivable	3,368	—
Borrowings from the FHLB	1,464,000	1,660,000
Senior unsecured notes(1)	1,152,552	559,847
Total secured and unsecured debt obligations	4,196,547	3,942,138
Liability for transfers not considered sales(2)	631,480	—
Total debt obligations	$4,828,027	$3,942,138

(1)	Presented net of unamortized debt issuance costs of $13.6 million and $4.0 million at September 30, 2017 and December 31, 2016, respectively.

(2)	Presented net of unamortized debt issuance costs of $4.8 million as of September 30, 2017.

Conference Call and Webcast

We will host a conference call on Thursday, November 2, 2017 at 5:00 p.m. Eastern Time to discuss third quarter 2017 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available from 8:00 p.m. Eastern Time on Thursday, November 2, 2017 through midnight Thursday, November 16, 2017. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13671844. The conference call will also be webcast though a link on Ladder Capital Corp’s Investor Relations website at ir.laddercapital.com. A web-based archive of the conference call will also be available at the above website.

Ladder Capital Corp Consolidated Balance Sheets (Dollars in Thousands)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$48,894	$44,615
Restricted cash	48,483	44,813
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans held by consolidated subsidiaries	2,846,940	2,000,095
Mortgage loans transferred but not considered sold	598,525	—
Provision for loan losses	(4,000)	(4,000)
Mortgage loan receivables held for sale	522,961	357,882
Real estate securities, available-for-sale	1,098,471	2,100,947
Real estate and related lease intangibles, net	1,041,901	822,338
Investments in unconsolidated joint ventures	35,007	34,025
FHLB stock	77,915	77,915
Derivative instruments	568	5,018
Due from brokers	12,526	10
Accrued interest receivable	26,426	24,439
Other assets	57,423	70,240
Total assets	$6,412,040	$5,578,337
Liabilities and Equity
Liabilities
Debt obligations, net:
Secured and unsecured debt obligations	$4,196,547	$3,942,138
Liability for transfers not considered sales	631,480	—
Due to brokers	432	394
Derivative instruments	2,711	3,446
Amount payable pursuant to tax receivable agreement	2,438	2,520
Dividends payable	1,988	24,682
Accrued expenses	52,679	66,597
Other liabilities	58,246	29,006
Total liabilities	4,946,521	4,068,783
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 88,091,272 and 72,681,218 shares issued and 86,050,681 and 71,586,170 shares outstanding	87	72
Class B common stock, par value $0.001 per share, 100,000,000 shares authorized; 24,697,293 and 38,002,344 shares issued and outstanding	25	38
Additional paid-in capital	1,201,402	992,307
Treasury stock, 2,040,591 and 1,095,048 shares, at cost	(24,501)	(11,244)
Retained Earnings/(Dividends in Excess of Earnings)	(57,052)	(11,148)
Accumulated other comprehensive income (loss)	4,398	1,365
Total shareholders’ equity	1,124,359	971,390
Noncontrolling interest in operating partnership	329,372	533,246
Noncontrolling interest in consolidated joint ventures	11,788	4,918
Total equity	1,465,519	1,509,554

Total liabilities and equity	$6,412,040	$5,578,337

Ladder Capital Corp Consolidated Statements of Income (Dollars in Thousands, Except Per Share and Dividend Data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net interest income
Interest income	$72,763	$60,284	$196,410	$175,650
Interest expense	42,607	30,685	109,625	88,622
Net interest income	30,156	29,599	86,785	87,028
Provision for loan losses	—	—	—	300
Net interest income after provision for loan losses	30,156	29,599	86,785	86,728

Other income
Operating lease income	22,924	19,466	64,741	57,845
Tenant recoveries	2,382	1,185	5,121	3,844
Sale of loans, net	(775)	19,640	(1,774)	30,265
Realized gain (loss) on securities	6,688	7,126	19,182	9,524
Unrealized gain (loss) on Agency interest-only securities	577	(47)	1,034	29
Realized gain on sale of real estate, net	3,228	4,649	7,790	15,616
Fee and other income	4,338	8,101	13,378	17,258
Net result from derivative transactions	(348)	9,356	(18,352)	(66,148)
Earnings (loss) from investment in unconsolidated joint ventures	127	(141)	64	485
Gain (loss) on extinguishment of debt	—	—	(54)	5,382
Total other income	39,141	69,335	91,130	74,100
Costs and expenses
Salaries and employee benefits	13,255	17,296	43,786	43,343
Operating expenses	4,790	4,391	16,098	15,399
Real estate operating expenses	9,351	8,392	24,861	23,244
Fee expense	1,242	803	3,556	2,407
Depreciation and amortization	10,606	9,733	29,323	28,789
Total costs and expenses	39,244	40,615	117,624	113,182
Income (loss) before taxes	30,053	58,319	60,291	47,646
Income tax expense (benefit)	(400)	8,721	(3,224)	5,547
Net income (loss)	30,453	49,598	63,515	42,099
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures	265	439	(133)	436
Net (income) loss attributable to noncontrolling interest in operating partnership	(6,679)	(22,429)	(15,210)	(17,664)
Net income (loss) attributable to Class A common shareholders	$24,039	$27,608	$48,172	$24,871

Earnings per share:
Basic	$0.28	$0.44	$0.61	$0.41
Diluted	$0.28	$0.44	$0.59	$0.40

Weighted average shares outstanding:
Basic	85,135,685	62,148,362	79,416,957	60,976,046
Diluted	85,476,266	63,347,690	109,857,679	61,875,010

Dividends per share of Class A common stock:	$0.300	$0.275	$0.900	$0.825

Non-GAAP Financial Measures

We present Core Earnings, Core EPS, and After-Tax Core Return on Average Equity (“After-Tax Core ROAE”), which are non-GAAP financial measures, as supplemental measures of our performance. We believe Core Earnings, Core EPS and After-Tax Core ROAE assist investors in comparing our performance across reporting periods on a consistent basis by excluding non-cash expenses and unrecognized results from derivatives and Agency interest-only securities, which we believe makes comparisons across reporting periods more relevant by eliminating timing differences related to changes in the values of assets and derivatives. In addition, we use Core Earnings, Core EPS and After-Tax Core ROAE: (i) to evaluate our earnings from operations and (ii) because management believes that they may be useful performance measures for us. Core Earnings is also used as a factor in determining the annual incentive compensation of our senior managers and other employees.

We consider the Class A common shareholders of the Company and limited partners of Ladder Capital Finance Holdings LLLP other than Ladder Capital Corp (“Continuing LCFH Limited Partners”) to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing Core Earnings, Core EPS and After-Tax Core ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. Similarly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners, but exclude noncontrolling interest in consolidated joint ventures.

Core Earnings

We define Core Earnings as income before taxes adjusted for (i) real estate depreciation and amortization, (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period, (iii) unrealized gains/(losses) related to our investments in Agency interest-only securities, (iv) economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent period, (v) non-cash stock-based compensation and (vi) certain one-time transactional items.

For Core Earnings, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting for which risk has substantially transferred during the period and exclusion of resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in Core Earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this has represented the impact of economic gains on (discounts) on intercompany loans secured by our own real estate which we had not previously recognized because they were eliminated in consolidation. In addition, beginning in June 2017, this includes economic gains for the impact of mortgage loans transferred but not considered sold for accounting purposes merely because of transfer restrictions put on the third party purchasers (“TPP”) of a portion of the securities issued by the securitization trust pursuant to the risk retention requirements of the Dodd Frank Act. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for core earnings purposes. Management believes recognizing these amounts for core earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.

We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from Core Earnings until the related asset is sold and the hedge position is considered “closed,” whereupon they would then be included in Core Earnings in that period. These are reflected as “Adjustments for unrecognized derivative results” for purposes of computing Core Earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the Agency interest-only securities adjusts for timing differences between when we recognize changes in the fair values of our assets. Set forth below is an unaudited reconciliation of net income to after-tax Core Earnings ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income (loss)	$30,453	$49,598	$63,515	$42,099
Income tax expense (benefit)	(400)	8,721	(3,224)	5,547
Income (loss) before taxes	30,053	58,319	60,291	47,646
Net (income) loss attributable to noncontrolling interest in consolidated joint ventures and operating partnership (GAAP) (1)	257	431	(157)	415
Our share of real estate depreciation, amortization and gain adjustments (2)	9,221	8,295	26,519	24,620
Adjustments for unrecognized derivative results (3)	(3,929)	(24,919)	(5,141)	30,553
Unrealized (gain) loss on Agency IO securities	(577)	48	(1,034)	(30)
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization (4)	(1,511)	282	26,485	27
Non-cash stock-based compensation	2,127	5,218	11,422	13,527
One-time transactional adjustments (5)	—	(3,181)	—	(3,181)
Core Earnings	35,641	44,493	118,385	113,577
Core estimated corporate tax benefit (expense) (6)	2,464	(976)	(214)	4,830
After-tax Core Earnings	$38,105	$43,517	$118,171	$118,407

(1)	Includes $8 thousand and $24 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and nine months ended September 30, 2017, respectively. Includes $8 thousand and $21 thousand of net income attributable to noncontrolling interest in consolidated joint ventures which are included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statements of income for the three and nine months ended September 30, 2016, respectively.

(2)	The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments presented in the computation of Core Earnings in the preceding table ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Total GAAP depreciation and amortization	$10,606	$9,733	$29,323	$28,789
Less: Depreciation and amortization related to non-rental property fixed assets	(23)	(28)	(70)	(85)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization	(328)	(590)	(824)	(1,794)
Our share of real estate depreciation and amortization	10,255	9,115	28,429	26,910

Realized gain from accumulated depreciation and amortization on real estate sold (see below)	(577)	(825)	(1,459)	(2,306)
Less: Non-controlling interest in consolidated joint ventures’ share of accumulated depreciation and amortization on real estate sold	5	5	12	16
Our share of accumulated depreciation and amortization on real estate sold	(572)	(820)	(1,447)	(2,290)

Less: Operating lease income on above/below market lease intangible amortization	(462)	—	(463)	—

Our share of real estate depreciation, amortization and gain adjustments	$9,221	$8,295	$26,519	$24,620

GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of Core Earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. Following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in Core Earnings:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP realized gain on sale of real estate, net	$3,228	$4,649	$7,790	$15,616
Adjusted gain/loss on sale of real estate for purposes of Core Earnings	(2,656)	(3,829)	(6,343)	(13,326)
Our share of accumulated depreciation and amortization on real estate sold	$572	$820	$1,447	$2,290

(3)	The following is a reconciliation of GAAP net results from derivative transactions to our unrecognized derivative result presented in the computation of Core Earnings in the preceding table ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net results from derivative transactions	$(348)	$9,356	$(18,352)	$(66,148)
Hedging interest expense	3,448	8,661	12,573	23,244
Hedging realized result	829	6,903	10,920	12,351
Adjustments for unrecognized derivative results	$3,929	$24,920	$5,141	$(30,553)

(4)	We reflected in Core Earnings, an economic gain of $28.5 million for the nine months ended September 30, 2017, primarily relating to the LCCM 2017-LC26 securitization transaction. This is offset by amortization of such economic gain and of discounts in prior securitizations of intercompany debt.

(5)	One-time transactional adjustment for costs related to our restructuring for REIT related operations. All costs were expensed and accrued for in the period incurred.

(6)	Core estimated corporate tax benefit (expense) based on effective tax rate applied to Core Earnings generated by the activity within our taxable REIT subsidiary.

Core EPS

Core EPS is defined as after-tax Core Earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, adjusted for shares issuable upon conversion of all Class B shares, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B shares is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in Core Earnings and after-tax Core Earnings.

Set forth below is an unaudited reconciliation of weighted average diluted shares outstanding to adjusted weighted average diluted shares outstanding (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Weighted average diluted shares outstanding	85,476	63,348	109,858	61,875
Weighted average shares issuable to converted Class B shareholders	24,698	45,468	—	45,970
Adjusted weighted average diluted shares outstanding	110,174	108,816	109,858	107,845

Set forth below is an unaudited computation of Core EPS ($ in thousands, except per share date):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

After-Tax Core Earnings	$38,105	$43,517	$118,171	$118,407
Adjusted weighted average diluted shares outstanding	110,174	108,816	109,858	107,845
Core EPS	$0.35	$0.40	$1.08	$1.10

After-Tax Core ROAE

After-Tax Core ROAE is presented on an annualized basis and is defined as After-Tax Core Earnings divided by the average Total shareholders' equity and Noncontrolling interest in operating partnership during the period. The inclusion of Noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in After-Tax Core Earnings. Set forth below is an unaudited computation of After-Tax Core ROAE ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

After-Tax Core Earnings	$38,105	$43,517	$118,171	$118,407
Average shareholders' equity and NCI in operating partnership	1,455,441	1,488,071	1,470,802	1,482,317
After-Tax Core ROAE	10.5%	11.7%	10.7%	10.7%

Income from sales of securitized loans, net of hedging

We present income from sales of securitized loans, net of hedging, a non-GAAP financial measure, as a supplemental measure of the performance of our loan securitization business. Income from sales of securitized loans, net is a key component of our results. Since our loans sold into securitizations to date are comprised of long-term fixed-rate loans, the result of hedging those exposures prior to securitization represents a substantial portion of our securitization profitability. Therefore, we view these two components of our profitability together when assessing the performance of this business activity and find it a meaningful measure of our performance as a whole. When evaluating the performance of our sale of loans into securitization business, we generally consider the income from sales of securitized loans, net, in conjunction with other income statement items that are directly related to such securitization transactions, including portions of the realized net result from derivative transactions that are specifically related to hedges on the securitized or sold loans, which we reflect as hedge gain/(loss) related to loans securitized, a non-GAAP financial measure, in the table below.

Set forth below is an unaudited reconciliation of income from sale of securitized loans, net to income from sale of loans, net as reported in our consolidated financial statements and an unaudited reconciliation of hedge gain/(loss) relating to loans securitized to net results from derivative transactions as reported in our consolidated financial statements ($ in thousands except for number of loans and securitizations):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017(1)	2016	2017(2)	2016

Number of loans	—	34	57	60
Face amount of loans sold into securitizations	$—	$414,902	$625,653	$664,058
Number of securitizations	—	1	1	3

Income from sales of securitized loans, net (3)	$—	$19,640	$—	$27,186
Hedge gain/(loss) related to loans securitized (4)	—	(3,007)	(7,720)	(6,815)
Income from sales of securitized loans, net of hedging	—	16,633	(7,720)	20,371
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	—	506	28,461	687
Core gain on sale of securitized loans	$—	$17,139	$20,741	$21,058

(1)	There were no securitization transactions completed in the three months ended September 30, 2017.

(2)	On June 29, 2017, we transferred our interests in $625.7 million of loans to the LCCM 2017-LC26 securitization trust. In connection with this transaction, pursuant to the 5% risk retention requirement of the Dodd-Frank Act, we retained a restricted “vertical interest" in each class of securities issued by the trust and sold a restricted "horizontal interest" to a “Third Party Purchaser” (“TPP”). Transfer restrictions placed on the TPP, imposed by the risk retention rules of the Dodd-Frank Act, precluded sale accounting for these loans. Accordingly, we adjust for the economic gain on this securitization transaction that is not recognized under GAAP in the amount of $28.5 million.

(3)	The following is a reconciliation of the non-GAAP financial measure of income from sales of securitized loans, net to income from sale of loans, net, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Income from sales of loans, net	$(775)	$19,640	$(1,774)	$30,265
Unrealized losses on loans related to lower of cost or market adjustments	775	—	1,774	—
(Income) loss from sale of loans (non-securitized), net	—	—	—	(3,079)
Income from sales of securitized loans, net	$—	$19,640	$—	$27,186

(4)	The following is a reconciliation of the non-GAAP financial measure of hedge gain/(loss) related to loans securitized to net results from derivative transactions, which is the closest GAAP measure, as reported in our consolidated financial statements ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net results from derivative transactions	$(348)	$9,356	$(18,352)	$(66,148)
Hedge gain/(loss) related to lending and securities positions	661	(12,363)	12,094	58,278
Hedge gain/(loss) related to loans (non-securitized)	(313)	—	(1,462)	1,055
Hedge gain/(loss) related to loans securitized	$—	$(3,007)	$(7,720)	$(6,815)

Undepreciated book value per share

We present undepreciated book value per share, which is a non-GAAP financial measure, as a supplemental measure of our financial condition. We believe undepreciated book value per share assists investors in comparing our financial condition across reporting periods on a consistent basis by excluding accumulated depreciation on real estate, which implicitly assumes that the value of our real estate diminishes in value predictably over time, whereas real estate values have historically risen or fallen with market conditions.

We consider the Class A common shareholders of the Company and Continuing LCFH Limited Partners to have fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, when calculating Undepreciated book value per share we include Total shareholders' equity and the noncontrolling interest held by Continuing LCFH Limited Partners but exclude noncontrolling interest in consolidated joint ventures.

We define undepreciated book value per share as the sum of total shareholders' equity, noncontrolling interest in operating partnership, and our share of accumulated real estate depreciation and amortization, divided by the total Class A and Class B shares outstanding. Set forth below is an unaudited reconciliation of total shareholders' equity to undepreciated book value, and an unaudited computation of undepreciated book value per share ($ in thousands except per share date):

	September 30, 2017	December 31, 2016

Total shareholders' equity	$1,124,359	$971,390
Noncontrolling interest in operating partnership	329,372	533,246
Our share of accumulated real estate depreciation and amortization (1)	139,690	112,606
Undepreciated book value	1,593,421	1,617,242

Class A shares outstanding	86,051	71,586
Class B shares outstanding	24,697	38,002
Total shares outstanding	110,748	109,588

GAAP book value per share	$13.07	$13.57
Undepreciated book value per share	$14.39	$14.76

(1)	The following is a reconciliation of GAAP accumulated real estate depreciation and amortization to our share of accumulated real estate depreciation and amortization presented in the computation of undepreciated book value per share in the preceding table ($ in thousands):

	September 30, 2017	December 31, 2016

GAAP accumulated real estate depreciation and amortization	$150,621	$122,007
Less: Noncontrolling interest in consolidated joint ventures' share of accumulated real estate depreciation and amortization	(10,931)	(9,401)
Our share of accumulated real estate depreciation and amortization	$139,690	$112,606

Core gain on sale of loans

We present core gain on sale of loans, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of loans, and the economic gains on the transfer of loans not considered sold for accounting purposes, net of the realized hedging result related to the hedging of loans sold or transferred. We believe core gain on sale of loans assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP sale of loans, net to core gain on sale of loans ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP sale of loans, net	$(775)	$19,640	$(1,774)	$30,265
Adjustment for economic gain on securitization transactions not recognized under GAAP for which risk has been substantially transferred	—	506	28,461	687
Hedging gain/(loss) related to loans securitized and other loan activity	1,093	(3,007)	(4,480)	(7,870)
Core gain on sale of loans	$318	$17,139	$22,207	$23,082

(1)	For core gain on sale of loans, we include adjustments for economic gains on securitization transactions not recognized for GAAP accounting. Beginning June 30, 2017, this includes economic gains for the impact of mortgage loans transferred but not considered sold for accounting purposes merely because of transfer restrictions put on the third party purchasers (“TPP”) pursuant to the risk retention requirements of the Dodd Frank Act. Management believes recognizing these amounts for core purposes in the period of economic transfer of risk is a reasonable supplemental measure of our performance.

Core gain on sale of securities

We present core gain on sale of securities, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define core gain on sale of loans as income from sales of securities net of the realized hedging result related to the hedging of securities sold. We believe core gain on sale of securities assists investors in comparing our performance across reporting periods on a consistent basis by eliminating timing differences related to changes in values of assets and derivatives.

Set forth below is an unaudited reconciliation of GAAP realized gain (loss) on securities to core gain on sale of securities ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP realized gain (loss) on securities	$6,688	$7,126	$19,182	$9,524
Plus: Other than temporary impairment, net of hedging	186	—	559	584
Hedging realized result - security sales	(1,922)	(3,896)	(6,441)	(4,481)
Core gain on sales of securities	$4,952	$3,230	$13,300	$5,627

Net rental income

We present net rental income, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define net rental income as the total of operating lease income and tenant recoveries, less real estate operating expenses, all of which are disclosed on our consolidated statements of income. We present net rental income as a measure of the recurring income from our real estate investments before non-recurring items such as gains on sale or fee income, which we believe assists investors in analyzing our performance across reporting periods.

For the three and nine months ended September 30, 2017 and 2016, net rental income was as follows ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Operating lease income	$22,924	$19,466	$64,741	$57,845
Plus: Tenant recoveries	2,382	1,185	5,121	3,844
Less: Real estate operating expenses	(9,351)	(8,392)	(24,861)	(23,244)
Net rental income	$15,955	$12,259	$45,001	$38,445

Adjusted leverage

We present adjusted leverage, which is a non-GAAP financial measure, as a supplemental measure of our performance. We define adjusted leverage as the ratio of debt obligations, net of deferred financing costs, adjusted for liabilities for transfers not considered sales under GAAP on loans that we consider sold for purposes of core earnings calculations. We believe adjusted leverage assists investors in comparing our leverage across reporting periods on a consistent basis by excluding non-recourse debt related to loans transferred but not considered sold.

Set forth below is an unaudited computation of adjusted leverage ($ in thousands):

	September 30, 2017		December 31, 2016

GAAP debt obligations, net	$4,828,027		$3,942,138
Less: Liability for transfers not considered sales	(631,480)	(1)	—
Plus: Other debt obligations associated with transfers not considered sales	76,717	(2)	—
Adjusted debt obligations	4,273,264		3,942,138

GAAP equity	1,465,519		1,509,554

Adjusted leverage	2.9		2.6

(1)

As discussed above, in connection with the LCCM 2017-LC26 securitization that did not receive sale accounting treatment, we recognized a liability for transfers not considered sales of $631.5 million that are considered financing for accounting purposes, but should be excluded from debt obligations for adjusted leverage calculation purposes.

(2)

As discussed above, we transferred to the LCCM 2017-LC26 securitization trust our interests in 23 intercompany loans secured by certain of our real estate assets with a combined principal balance of $76.7 million. Since the risk retention rules of the Dodd-Frank Act precluded sale accounting for this securitization, the principal balance of the intercompany loans is excluded from Other debt obligations on our consolidated balance sheets. These loans are effectively non-recourse borrowings on our real estate properties and should be included as debt obligations for adjusted leverage calculation purposes.

Non-GAAP Measures - Limitations

Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:

  Core Earnings, Core EPS and After-Tax Core ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
  Core EPS and After-Tax Core ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015, assuming the conversion of all shares of Class B common stock into shares of Class A common stock. Our actual tax rate may differ materially from this estimate;
  Undepreciated book value per share excludes accumulated real estate depreciation and amortization and may not reflect an accurate measure of the value of our real estate; and
  other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity. Undepreciated book value per share should not be considered a measure of the value of our assets upon an orderly liquidation of our company.

In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

For additional information about our non-GAAP financial measures, please refer to the disclosures available on our website or in our Quarterly Report on Form 10-Q.

About Ladder

Ladder is an internally-managed real estate investment trust that is a leader in commercial real estate finance. Ladder originates and invests in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Ladder’s investment activities include: (i) direct origination of commercial real estate first mortgage loans; (ii) investments in investment grade securities secured by first mortgage loans on commercial real estate; and (iii) investments in net leased and other commercial real estate equity. Founded in 2008, Ladder is run by a highly experienced management team with extensive expertise in all aspects of the commercial real estate industry, including origination, credit, underwriting, structuring, capital markets and asset management. Led by Brian Harris, the Company’s Chief Executive Officer, Ladder is headquartered in New York City and has branches in Los Angeles and Boca Raton.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.

CONTACT:
Ladder Capital Corp Investor Relations
917-369-3207
investor.relations@laddercapital.com